Investor Contacts:
Marisa Jacobs
Express, Inc.
Vice President Investor Relations
(614) 474-4465

Allison Malkin
ICR, Inc.
(203) 682-8225

Media Contact:
Robin Hoffman
Express, Inc.
Director, Communications
(614) 474-4834

EXPRESS, INC. REPORTS FIRST QUARTER 2016 RESULTS;
INTRODUCES SECOND QUARTER OUTLOOK AND REVISES FULL YEAR 2016 OUTLOOK

•	Net sales flat at $502.9 million; comparable sales decline 3%

•	Gross margin increases 30 basis points

•	First quarter diluted EPS rises 7% to $0.16; adjusted diluted EPS rises 14% to $0.25

Columbus, Ohio - May 25, 2016 - Express, Inc. (NYSE: EXPR), a specialty retail apparel company, announced its financial results for the first quarter of 2016. These results, which cover the thirteen week period ended April 30, 2016, are compared to the thirteen week period ended May 2, 2015.
David Kornberg, the Company's President and Chief Executive Officer, noted that, “In the first quarter, we delivered increased merchandise margin, expansion in gross margin, and higher diluted earnings per share in line with our guidance through the disciplined execution of our strategy. We believe that our product is on trend and we are providing customers with engaging experiences across each of our channels. That being said, our second quarter and full year guidance reflect the challenges presented by the current retail environment. Looking ahead we remain focused on our key initiatives: delivering great fashion; acquiring new customers; optimizing inventory; implementing systems; and maintaining our balanced financial architecture. We believe these initiatives will position Express to move beyond current challenges and deliver increased sales, strengthen profitability, and enhance value for all Express stakeholders.”

First Quarter 2016 Operating Results:

•	Net sales of $502.9 million were essentially flat compared to net sales of $502.4 million in the first quarter of 2015.

•	Comparable sales (including e-commerce sales) decreased 3%.

•	E-commerce sales declined 1% to $77.0 million.

•
Merchandise margin rose by 20 basis points as our disciplined approach to inventories and prudent use of promotions throughout the quarter enabled us to preserve our merchandise margin despite weak demand. Buying and occupancy as a percentage of net sales improved by 10 basis points. In combination, this resulted in a 30 basis point improvement in gross margin, representing 33.4% of net sales compared to 33.1% in last year’s first quarter.

•
Selling, general, and administrative (SG&A) expenses were $135.8 million versus $133.2 million in last year's first quarter, primarily due to outlet and information technology related expenses. As a percentage of net sales, SG&A expenses increased by 50 basis points to 27.0%.

•	Operating income was $31.8 million, or 6.3% of net sales, compared to $33.9 million, or 6.8% of net sales in the first quarter of 2015.

•	Income tax expense was $7.9 million, at an effective tax rate of 38.0%, compared to $8.9 million, at an effective tax rate of 40.6% in last year's first quarter.

•
Net income was $12.9 million, or $0.16 per diluted share. This compares to net income of $13.1 million, or $0.15 per diluted share, in the first quarter of 2015. When adjusted for the approximately $11.4 million of non-core expenses related to the amendment to the Times Square flagship store lease, adjusted net income in the first quarter of 2016 was $19.8 million, or $0.25 per diluted share. After considering approximately $9.7 million of non-core expenses incurred in connection with the redemption of our Senior Notes, adjusted net income in the first quarter of 2015 was $19.0 million, or $0.22 per diluted share. Refer to Schedule 4 for a reconciliation of GAAP to Non-GAAP financial measures.

•	Real estate activity for the first quarter of 2016 is presented in Schedule 5.
First Quarter 2016 Balance Sheet Highlights:

•
Cash and cash equivalents totaled $111.0 million versus $127.7 million at the end of the first quarter of 2015. During the first quarter of 2016, approximately $41.5 million was used to repurchase approximately 2.5 million shares of our outstanding common stock.

•	Capital expenditures totaled $18.2 million compared to $23.1 million in the prior year's first quarter.

•
Inventory was $281.3 million compared to $265.9 million at the end of the prior year’s first quarter, and includes approximately $58.6 million related to Express Factory Outlet stores this year compared to approximately $35.4 million in the prior year's first quarter. Retail inventory decreased by 3% in the aggregate.

2016 Guidance:
The table below compares the Company's projected results for the thirteen week period ended July 30, 2016 to the actual results for the thirteen week period ended August 1, 2015.

	Second Quarter 2016 Guidance	Second Quarter 2015 Actual Results
Comparable Sales	Negative mid single digits	7%
Effective Tax Rate	Approximately 39%	38.5%
Interest Expense, Net	$0.6 million	$1.2 million
Net Income	$12 to $15 million	$21.0 million
Diluted Earnings Per Share (EPS)	$0.15 to $0.19	$0.25
Weighted Average Diluted Shares Outstanding	79.7 million	85.2 million
The table below compares the Company's projected results for the 52 week period ended January 28, 2017 to the actual results for the 52 week period ended January 30, 2016.

	Full Year 2016 Guidance	Full Year 2015 Actual Results
Comparable Sales	Negative mid to low single digits	6%
Effective Tax Rate	Approximately 39%	38.9%
Interest Expense, Net	$13.8 million(1)	$15.9 million(2)
Net Income	$106 to $116 million(1)	$116.5 million(2)
Adjusted Net Income	$113 to $123 million(3)	$122.4 million(3)
Diluted EPS	$1.32 to $1.45(1)	$1.38(2)
Adjusted Diluted EPS	$1.41 to $1.54(3)	$1.45(3)
Weighted Average Diluted Shares Outstanding	80.1 million	84.6 million
Capital Expenditures	$110 to $115 million	$115.3 million

(1) Includes approximately $11.4 million of non-core items related to an amendment to the Times Square Flagship store lease, that allows for early termination at the landlord's option.
(2) Includes approximately $9.7 million of non-core items in connection with the redemption of our Senior Notes. These items consist of the redemption premium paid, the write-off of unamortized debt issuance costs, and the write-off of the unamortized debt discount.
(3) Adjusted Net Income and Adjusted Diluted EPS are non-GAAP financial measures. Refer to Schedule 4 for a reconciliation of GAAP to Non-GAAP financial measures.
This guidance does not take into account any additional non-core items that may occur.
See Schedule 5 for a discussion of projected real estate activity.

Conference Call Information:
A conference call to discuss first quarter 2016 results is scheduled for Wednesday, May 25, 2016 at 9:00 a.m. Eastern Time (ET). Investors and analysts interested in participating in the call are invited to dial (877) 705-6003 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at: http://www.express.com/investor and remain available for 90 days. A telephone replay of this call will be available from 12:00 p.m. ET on May 25, 2016 until 11:59 p.m. ET on June 1, 2016 and can be accessed by dialing (877) 870-5176 and entering replay pin number 13637148.
About Express, Inc.:
Express is a specialty apparel and accessories retailer of women's and men's merchandise, targeting the 20 to 30 year old customer. Express has more than 35 years of experience offering a distinct combination of fashion and quality for multiple lifestyle occasions at an attractive value addressing fashion needs across work, casual, jeanswear, and going-out occasions. The Company currently operates approximately 640 retail and factory outlet stores, located primarily in high-traffic shopping malls, lifestyle centers, and street locations across the United States, Canada, and Puerto Rico. Express merchandise is also available at franchise locations in the Middle East, Latin America, and South Africa. Express also markets and sells its products through its e-commerce website, www.express.com, as well as on its mobile app.
Forward-Looking Statements:
Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to, (1) guidance and expectations for the second quarter and full year 2016, including statements regarding expected comparable sales, effective tax rates, interest expense, net income, adjusted net income, earnings per diluted share, adjusted earnings per diluted share, and capital expenditures, (2) statements regarding expected store openings, store closures, and gross square footage, and (3) statements regarding the Company's future plans and initiatives, including, but not limited to, results expected from such initiatives. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (3) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including, our product offerings relative to customer demand, the mix of merchandise we sell, promotions and inventory levels; (4) competition from other retailers; (5) customer traffic at malls, shopping centers, and at our stores and online; (6) our dependence on a strong brand image; (7) our ability to develop and maintain a relevant and reliable omni-channel experience for our customers; (8) the failure or breach of information systems upon which we rely; (9) our ability to protect customer data from fraud and theft; (10) our dependence upon third parties to manufacture all of our merchandise; (11) changes in the cost of raw materials, labor, and freight; (12) supply chain disruption; (13) our dependence upon key executive management; (14) our growth strategy, including our ability to improve the productivity of our existing stores, open new stores, and grow our e-commerce business; (15) our substantial lease obligations;

(16) our reliance on third parties to provide us with certain key services for our business; (17) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (18) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (19) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on our ability to repurchase our common stock; (20) impairment charges on long-lived assets; and (21) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as otherwise required by law.

Schedule 1
Express, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2016	January 30, 2016	May 2, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$111,033	$186,903	$127,698
Receivables, net	16,538	22,130	18,221
Inventories	281,348	255,350	265,908
Prepaid minimum rent	30,677	30,694	29,492
Other	19,863	18,342	15,194
Total current assets	459,459	513,419	456,513

PROPERTY AND EQUIPMENT	958,626	948,608	864,305
Less: accumulated depreciation	(511,352)	(504,211)	(450,269)
Property and equipment, net	447,274	444,397	414,036

TRADENAME/DOMAIN NAMES/TRADEMARKS	197,597	197,597	197,562
DEFERRED TAX ASSETS	21,461	21,227	12,348
OTHER ASSETS	1,909	2,004	2,289
Total assets	$1,127,700	$1,178,644	$1,082,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$146,019	$149,884	$157,737
Deferred revenue	27,773	30,895	24,482
Accrued expenses	169,260	126,624	95,296
Total current liabilities	343,052	307,403	277,515

DEFERRED LEASE CREDITS	142,115	139,236	129,259
OTHER LONG-TERM LIABILITIES	48,962	114,052	104,907
Total liabilities	534,129	560,691	511,681

COMMITMENTS AND CONTINGENCIES

Total stockholders’ equity	593,571	617,953	571,067
Total liabilities and stockholders’ equity	$1,127,700	$1,178,644	$1,082,748

Schedule 2
Express, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended
	April 30, 2016	May 2, 2015
NET SALES	$502,909	$502,378
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	335,161	335,934
Gross profit	167,748	166,444
OPERATING EXPENSES:
Selling, general, and administrative expenses	135,762	133,176
Other operating expense (income), net	165	(680)
Total operating expenses	135,927	132,496

OPERATING INCOME	31,821	33,948

INTEREST EXPENSE, NET	11,731	12,313
OTHER INCOME, NET	(690)	(349)
INCOME BEFORE INCOME TAXES	20,780	21,984
INCOME TAX EXPENSE	7,898	8,922
NET INCOME	$12,882	$13,062

EARNINGS PER SHARE:
Basic	$0.16	$0.15
Diluted	$0.16	$0.15

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	79,063	84,443
Diluted	79,914	84,978

Schedule 3
Express, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	April 30, 2016	May 2, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,882	$13,062
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,783	18,809
Loss on disposal of property and equipment	290	304
Amortization of lease financing obligation discount	11,354	—
Excess tax benefit from share-based compensation	—	(116)
Share-based compensation	4,368	3,851
Non-cash loss on extinguishment of debt	—	5,255
Deferred taxes	(235)	22
Landlord allowance amortization	(2,138)	(2,742)
Payment of original issue discount	—	(2,812)
Changes in operating assets and liabilities:
Receivables, net	5,633	5,066
Inventories	(25,600)	(24,696)
Accounts payable, deferred revenue, and accrued expenses	(42,534)	(13,122)
Other assets and liabilities	3,536	2,487
Net cash (used in) provided by operating activities	(15,661)	5,368

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(18,247)	(23,148)
Net cash used in investing activities	(18,247)	(23,148)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	—	(198,038)
Payments on lease financing obligations	(389)	(383)
Excess tax benefit from share-based compensation	—	116
Proceeds from exercise of stock options	2,703	—
Repurchase of common stock under share repurchase plan	(41,527)	—
Repurchase of shares for tax withholding obligations	(4,340)	(2,912)
Net cash used in financing activities	(43,553)	(201,217)

EFFECT OF EXCHANGE RATE ON CASH	1,591	536

NET DECREASE IN CASH AND CASH EQUIVALENTS	(75,870)	(218,461)
CASH AND CASH EQUIVALENTS, Beginning of period	186,903	346,159
CASH AND CASH EQUIVALENTS, End of period	$111,033	$127,698

Schedule 4

Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The Company supplements the reporting of its financial information determined under United States generally accepted accounting principles (GAAP) with certain non-GAAP financial measures: adjusted net income and adjusted earnings per diluted share. The Company believes that these non-GAAP measures provide meaningful information to assist stockholders in understanding its financial results and assessing its prospects for future performance. Management believes adjusted net income and adjusted earnings per diluted share are important indicators of the Company's operations because they exclude items that may not be indicative of, or are unrelated to, the Company's core operating results and provide a better baseline for analyzing trends in the underlying business. In addition, adjusted earnings per diluted share is used as a performance measure in the Company's executive compensation program for purposes of determining the number of equity awards that are ultimately earned. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for net income and earnings per diluted share. These non-GAAP financial measures reflect an additional way of viewing an aspect of the Company's operations that, when viewed with the GAAP results and reconciliations to the corresponding GAAP financial measures below, provide a more complete understanding of the Company's business. Management strongly encourages investors and stockholders to review the Company's financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

	Thirteen Weeks Ended April 30, 2016
(in thousands, except per share amounts)	Net Income		Earnings per Diluted Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$12,882		$0.16	79,914
Interest Expense (a) *	6,926	*	0.09
Adjusted Non-GAAP Measure	$19,808		$0.25

(a)	Represents non-core items related to the amendment of the Times Square Flagship store lease.
* Items were tax affected at our statutory rate of approximately 39% for the thirteen weeks ended April 30, 2016.

	Thirteen Weeks Ended May 2, 2015
(in thousands, except per share amounts)	Net Income		Earnings per Diluted Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$13,062		$0.15	84,978
Interest Expense (a) *	5,916	*	0.07
Adjusted Non-GAAP Measure	$18,978		$0.22

(a)
Includes the redemption premium paid, the write-off of unamortized debt issuance costs, and the write-off of the unamortized debt discount related to the redemption of all $200.9 million of our Senior Notes.

* Items were tax affected at our statutory rate of approximately 39% for the thirteen weeks ended May 2, 2015.

Schedule 4 (Continued)

Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Fifty-Two Weeks Ended January 28, 2017
(in thousands, except per share amounts)	Projected Net Income		Projected Earnings per Diluted Share	Projected Weighted Average Diluted Shares Outstanding
Projected GAAP Measure **	$111,000		$1.39	80,052
Interest Expense (a) *	6,926	*	0.09
Projected Adjusted Non-GAAP Measure **	$117,926		$1.47

(a)	Represents non-core items related to the amendment of the Times Square Flagship store lease.
* Items were tax affected at our statutory rate of approximately 39% for the fifty-two weeks ended January 28, 2017.
** Represents mid-point of guidance range.

	Fifty-Two Weeks Ended January 30, 2016
(in thousands, except per share amounts)	Net Income		Earnings per Diluted Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$116,513		$1.38	84,591
Interest Expense (a) *	5,916	*	0.07
Adjusted Non-GAAP Measure	$122,429		$1.45

(a)
Includes the redemption premium paid, the write-off of unamortized debt issuance costs, and the write-off of the unamortized debt discount related to the redemption of all $200.9 million of our Senior Notes.

* Items were tax affected at our statutory rate of approximately 39% for the fifty-two weeks ended January 30, 2016.

Schedule 5
Express, Inc.
Real Estate Activity
(Unaudited)

First Quarter 2016 - Actual				April 30, 2016 - Actual
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(14)	—	541
United States - Outlet Stores	4	—	—	85
Canada	—	—	—	17
Total	4	(14)	—	643	5.6 million

Second Quarter 2016 - Projected				July 30, 2016 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(1)	(3)	537
United States - Outlet Stores	6	—	3	94
Canada	—	—	—	17
Total	6	(1)	—	648	5.6 million

Full Year 2016 - Projected				January 28, 2017 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(16)	(3)	536
United States - Outlet Stores	20	—	3	104
Canada	—	—	—	17
Total	20	(16)	—	657	5.7 million